SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                     THE MEXICO EQUITY AND INCOME FUND, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5)  Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_|      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    -------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

    -------------------------------------------------

    (3)  Filing Party:

    -------------------------------------------------

    (4)  Date Filed:

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

                     THE MEXICO EQUITY AND INCOME FUND, INC.
                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281
                                 (212) 667-5000

                                                                  May [__], 2000

Dear Stockholders:

A Special Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the "Fund") will be held at 11:00 a.m. on Friday, July 14, 2000, at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th Floor, New York, New York 10281. A Notice and Proxy Statement regarding the meeting, proxy card for your vote at the meeting, and postage prepaid envelope in which to return your proxy are enclosed. It is very important that you read the enclosed materials carefully, fill out the enclosed proxy card and return it to us at your earliest convenience.

At the Special Meeting, the stockholders will consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund.

The Board of Directors of the Fund has declared that liquidation of the Fund is advisable as the most effective way to afford stockholders the opportunity to promptly realize net asset value for their shares.

                                        Respectfully,


                                        /s/ Alan H. Rappaport
                                        ----------------------------------------
                                        Alan H. Rappaport
                                        Chairman of the Board

             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,
               PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD
                AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT.
                         THANK YOU FOR YOUR COOPERATION.

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held on July 14, 2000

To the Stockholders of
The Mexico Equity and Income Fund, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of The Mexico Equity and Income Fund, Inc. (the "Fund") will be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, on Friday, July 14, 2000 at 11:00 a.m., New York time, for the following purpose:

      To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund.

      The Board of Directors has declared that liquidation of the Fund is advisable as the most effective way to afford stockholders the opportunity to promptly realize net asset value for their shares. Subject to receipt of the requisite stockholder approval and the satisfactory resolution of any and all claims pending against the Fund and its Board of Directors, stockholders remaining in the Fund can expect to receive a liquidating distribution, in cash, as soon as reasonably practicable. However, there is no minimum distribution to stockholders. The Fund will not liquidate until all claims are resolved.

      The Board of Directors has fixed the close of business on May 19, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

      You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the meeting if you choose to attend. The enclosed proxy is being solicited by the Board of Directors of the Fund.

      When the Plan becomes effective, the stockholders' respective interests in the Fund's assets will not be transferable by negotiation of the share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distribution in order to facilitate payments to them. The transfer agent is PNC Bank, 400 Bellevue Parkway, Mailstop W3-F400-02-4, Wilmington, DE 19809. The transfer agent can be reached at (800) 852-4750.

                                        By order of the Board of Directors,

                                        Bryan McKigney
                                        President and Secretary

May [__], 2000

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281

                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE MEXICO EQUITY AND INCOME FUND, INC. (the "Fund"), for use at the Special Meeting of Stockholders (the "Meeting"), to be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, on Friday, July 14, 2000 at 11:00 a.m., New York time, and at any adjournments thereof.

      The purpose of the Meeting is to consider a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund by unanimous written consent, dated as of May 9, 2000. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about May [__], 2000. Any stockholder giving a proxy has the power to revoke it before its exercise, by voting in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund (addressed to The Mexico Equity and Income Fund, Inc., One World Financial Center, 200 Liberty Street, New York, New York 10281). All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for approval of the Plan.

      The Fund will furnish without charge, a copy of its annual report for its fiscal year ended July 31, 1999 and its semi-annual report, dated January 31, 2000 to any stockholder requesting such reports. Requests for a copy of the Fund's annual report should be made by writing to The Mexico Equity and Income Fund, Inc., c/o CIBC World Markets Corp., 200 Liberty Street, New York, New York 10281, Attention: Maureen Seaman, or by calling (800) 421-4777 or (212) 667-5015 or (212) 667-4099.

      The Board of Directors has fixed the close of business on May 19, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding [_______] shares of common stock.

      To the knowledge of the Fund's management, no person owns beneficially more than 5% of the Fund's outstanding shares except for the person set forth in the following table.

                                                Shares             Percent of
                                             Beneficially            Shares
5% Stockholder                                 Owned(1)          Outstanding(2)
                                             ------------        --------------
Mira L.P.
One Chase Manhattan Plaza - 42nd Floor
New York, NY 10005                           2,264,280(3)           [______]%

----------
(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security.
(2) Percentages are calculated on the basis of [________] shares of stock outstanding as of May 19, 2000.
(3) The above information is based on a Schedule 13D filed December 7, 1999, which indicates that Mira L.P. has sole voting and dispositive power with respect to all 2,264,280 shares.

      Management of the Fund knows of no business other than that mentioned in the Notice of the Special Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                   PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND

Background

      Shares of closed-end equity funds typically trade in the marketplace at a discount to their net asset value per share(the "discount"). This has been true in the case of the Fund as well as many other closed-end single country funds. Thus, the market price for the Fund's shares generally has been less than the underlying value of the Fund's portfolio. For example, during 1999 the Fund's shares traded at an average discount of approximately 18.97%.

      The Board of Directors has, over an extended period of time, addressed the discount issue in a comprehensive, creative and aggressive manner. The Fund's shares, however, have continued to trade at a discount. As of the date of this Proxy Statement, the Fund's shares were trading at a discount of [___]%, which represents a substantial reduction from the discount at which the Fund's shares were trading prior to the Fund's announcement of the liquidation proposal on April 5, 2000. In Management's view, the reduced current discount is a direct result of the announcement that the Board of Directors has determined to submit this proposal to liquidate the Fund to stockholders.

      At the Fund's 1999 Annual Meeting of Stockholders (the "Annual Meeting") a stockholder of the Fund submitted a proposal recommending that within 30 days of approval of the proposal, Advantage Advisers, Inc. (the "U.S. Co-Adviser") and Acci Worldwide S.A. de C.V. (the "Mexican Adviser," together the "Investment Advisers") present to the Board of Directors a proposal designed to afford stockholders an opportunity to promptly realize net asset value ("NAV") for their shares. At the reconvened Annual Meeting held on February 4, 2000, this stockholder proposal received affirmative votes representing 53.96% of the shares voted on the proposal, or 40% of the shares outstanding.

      After reviewing the vote of the stockholders at the Annual Meeting, at a meeting held on February 9, 2000, the Board of Directors requested that the Investment Advisers present a proposal to the Board designed to afford stockholders an opportunity to promptly realize NAV for their shares. At special meetings of the Board held on March 3, 2000 and April 4, 2000, the Board considered various alternatives presented by the U.S. Co-Adviser for achieving the objective of realizing NAV as soon as possible, including converting the Fund to an open-end fund, conducting a large scale tender offer, merging the Fund into an open-end fund or liquidating the Fund. The Board of Directors received information from the Investment Advisers regarding the cost, timing and other factors bearing on these alternatives.

      Based upon the foregoing considerations and other relevant factors, on April 4, 2000, the Board of Directors determined that, under the circumstances, liquidation of the Fund is advisable as the most effective way to afford the stockholders the opportunity to promptly realize NAV for their shares. The Board of Directors then approved and authorized the orderly liquidation of the Fund, and by unanimous written consent dated as of May 9, 2000, the Board of Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Exhibit A.

      If (a) the Plan is approved by the requisite stockholder vote and (b) any claims that might be pending against the Fund and/or the Board of Directors prior to the effective date of the Plan are satisfactorily resolved in the sole discretion of the Board of Directors, the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold, and the Fund will file Articles of Dissolution with the State of Maryland. Prior to stockholder approval of the Plan, the Fund will continue to invest its assets in accordance with its current investment objective and policies. Stockholders will receive their proportionate cash shares of the net distributable assets of the Fund upon liquidation. It is possible that the net distributable assets of the Fund will be less than the NAV of the Fund as of the date of this Proxy Statement. In addition, the costs and possible negative impact on realizable market prices of liquidating the Fund's portfolio will reduce the net distributable assets.

      Under Maryland law and pursuant to the Fund's Articles of Incorporation, as amended, and Amended and Restated By-Laws, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Fund entitled to vote thereon is needed to approve the liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan. In the event that 66 2/3% of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Also, if the Plan is not approved by stockholders, the Board of Directors will promptly meet to consider other options to attempt to reduce the discount.

      Notwithstanding the approval of 66 2/3% of the outstanding shares of capital stock of the Fund, any claims pending against the Fund and/or the Board of Directors must be satisfactorily resolved prior to the liquidation of the Fund's assets. While the Board of Directors is not currently aware of any such claim, it is possible that such a claim could arise and that costs would be incurred to resolve it. Consequently, the amounts set forth under "Distribution Amounts" below are for illustrative purposes only. If any such claim should arise, the Fund will not liquidate until such claim is satisfactorily resolved in the sole discretion of the Board of Directors.

Summary of Plan of Liquidation and Dissolution

      The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

      Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of 66 2/3% of the outstanding shares of the Fund and
(b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all possible claims pending against the Fund and/or its Board of Directors (the "Effective Date"). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after shareholder approval of the Plan, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (Plan, Sections 1-2, 5 and 12). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

      Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the NYSE (Plan, Section 3).

      Liquidation Distributions. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors reasonably deem to exist against the assets of the Fund on the Fund's books. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

      Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is PNC Bank, 400 Bellevue Parkway, Mailstop W3-F400-02-4, Wilmington, DE 19809. The transfer agent can be reached at (800) 852-4750. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7).

      Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section 8).

      Continued Operation of the Fund. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board of Directors' current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board of Directors.

Distribution Amounts

      The Fund's NAV on May 19, 2000 was $[________]. At such date, the Fund had [_______] shares outstanding. Accordingly, on May 19, 2000, the NAV per share of the Fund was $[___]. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the expenses of the Fund in connection with the liquidation and portfolio transaction costs as well as any costs incurred in resolving any claims that may arise against the Fund and/or the Board of Directors. Liquidation expenses are estimated to be approximately $[_______] (or $[__] cents per share outstanding on [_______]). Portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $[_____], although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

General Income Tax Consequences

      United States Federal Income Tax Consequences. The following is only a general summary of the United States Federal income tax consequences of the Plan and is limited in scope. This summary is based on the United States Federal income tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. While this summary discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution, the Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any stockholder upon receipt of a liquidating distribution will be as set forth below.

      While this summary addresses some of the United States Federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on stockholders and affect stockholders differently, depending on their particular tax situations independent from the Plan. Stockholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

      The liquidating distributions received by a stockholder will generally be treated as received in exchange for his stock. The stockholder will generally have a capital gain or loss depending upon the stockholder's basis in the stock.

      The Fund expects to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, expects not to be taxed on any net capital gains it may realize from the sale of its assets. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes.

      As discussed above, a liquidating distribution will generally be treated for Federal income tax purposes as full payment in exchange for the stockholder's shares and will thus be treated as a taxable sale. Thus, a stockholder who is a United States resident or otherwise subject to United States income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the stockholder will realize a loss. The stockholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If such shares are held as a capital asset and are held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be, taxable to individual stockholders at a maximum rate of 20%. To the extent the individual taxpayer has taxable income below the 28% tax bracket threshold, such individual's effective capital gains tax rate is 10%. Such 10% capital gain tax rate will be reduced to 8% on capital assets that will have been held for more than five years and sold after December 31, 2000. If the stockholder will have held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates.

      Corporate stockholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the same Federal income tax rate.

      Under certain provisions of the Code, some stockholders may be subject to a 31% withholding tax ("backup withholding") on the liquidating distributions. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. An individual's taxpayer identification number generally is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability if the stockholder furnished the requisite information to the IRS.

      Stockholders will be notified of their respective shares of ordinary and capital gains dividends for the Fund's final fiscal year as has been reported.

Impact of the Plan on the Fund's Status Under the 1940 Act

      On the Effective Date, the Fund will cease doing business as an investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2 and 9).

      Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

      After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Articles of Incorporation, as amended, and Amended and Restated By-Laws, if at least 66 2/3% of the Fund's aggregate outstanding shares of capital stock are voted for the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of

Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (Plan, Sections 2 and 12).

Appraisal Rights

      Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

Voting Information

      Approval of the Plan requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Fund entitled to vote at the Meeting. If no instructions are given by the stockholder, the accompanying proxy will be voted FOR approval of the Plan.

THE BOARD OF DIRECTORS HAS DETERMINED THAT LIQUIDATION OF THE FUND IS ADVISABLE
  AS THE MOST EFFECTIVE WAY TO AFFORD STOCKHOLDERS THE OPPORTUNITY TO PROMPTLY
                   REALIZE NET ASSET VALUE FOR THEIR SHARES.

Miscellaneous

      Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Fund or personnel of CIBC World Markets Corp., the Fund's administrator. The Fund has retained D.F. King & Co., Inc. to assist in the proxy solicitation. The cost of their services is estimated at $_____, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

      Approval of the proposal to liquidate the Fund requires the affirmative vote of at least 66 2/3% of the outstanding shares of capital stock of the Fund cast, in person or by proxy, at a meeting at which a quorum is present. The holders of a majority of the Fund's outstanding common stock entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal.

      The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposal before the Meeting. The Fund understands that, under the rules of the NYSE, such broker-dealers may not, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on the proposal to liquidate the Fund if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions.

      The shares as to which the proxies so designated are granted authority by broker-dealer firms to vote on the proposal to liquidate the Fund, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), as well as the shares as to which proxies are returned by record stockholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal to liquidate, although they will count toward the presence of a quorum.

Stockholder Proposals

      It is expected that, if the Fund's stockholders fail to approve the liquidation, the Fund will hold an annual meeting of stockholders in December 2000. In order to submit a stockholder proposal to be considered for inclusion in the Fund's proxy statement for the Fund's 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The Mexico Equity and Income Fund, Inc., One World Financial Center, 200 Liberty Street, New York, New York 10281) not later than July 6, 2000. Any stockholder who desires to bring a proposal at the Fund's 2000 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The Mexico Equity and Income Fund, Inc., One World Financial Center, 200 Liberty Street, New York, New York 10281) not before September 4, 2000 and not later than October 3, 2000.

                                        By order of the Board of Directors,

                                        Bryan McKigney
                                        President and Secretary

One World Financial Center
200 Liberty Street
New York, New York 10281
May [__], 2000

                                                                       EXHIBIT A

                     THE MEXICO EQUITY AND INCOME FUND, INC.
                       PLAN OF LIQUIDATION AND DISSOLUTION

      The following Plan of Liquidation and Dissolution (the "Plan") of The Mexico Equity and Income Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Charter.

      WHEREAS, the Fund's Board of Directors, at a special meeting of the Board of Directors held on April 4, 2000, has deemed that in its judgment it is advisable to liquidate and dissolve the Fund, and by unanimous written consent, has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

      NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

      1. Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the "Effective Date."

      2. Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

      3. Restriction of Transfer and Redemption of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc.

      4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets. Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

      5. Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the

Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

      6. Payments of Debts. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

      7. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

      Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

      8. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

      9. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL or any other applicable laws.

      The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

      10. Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

      11. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

      12. Articles of Dissolution. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation. After the effectiveness of the Articles of
Dissolution:

      (a) The Fund's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

      (b) The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the stockholders.

      (c)   The Director-trustees may (i) carry out the contracts of the Fund;
            (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

      13. Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

      14. Appraisal Rights. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the Plan.

                     THE MEXICO EQUITY AND INCOME FUND, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                 SPECIAL MEETING OF STOCKHOLDERS - JULY 14, 2000

      The undersigned stockholder of The Mexico Equity & Income Fund, Inc. (the "Fund") hereby appoints Laurence E. Cranch, Bryan McKigney and Alan Rappaport, and each of them, the proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th floor, New York, New York 10281, on Friday, July 14, 2000 at 11:00 a.m. New York time, and at any and all adjournments thereof according to the number of votes the undersigned would be entitled to cast if personally present.

PROPOSAL (Please check one box.)

The approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

     |_|  FOR       |_|  AGAINST        |_|  ABSTAIN

(Continued and to be signed on the other side)

The Shares represented by this proxy will be voted in accordance with instructions given by the stockholders, but if no instructions are given, this proxy will be voted in favor of approval of the Plan. In addition, the Shares represented by this proxy will be voted on any other matter that may come before the Meeting in accordance with the discretion of the proxies appointed hereby. The undersigned hereby revokes any and all proxies with respect to such shares heretofor given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated May [__], 2000.

Dated ______________, 2000

___________________________________
Signature

___________________________________
Signature if held jointly

If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner."

SIGN, DATE AND MAIL YOUR PROXY TODAY